UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2014

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INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 24, 2014, InnSuites Hospitality Trust (the “Trust”) entered into a Partnership Interests Purchase Agreement (the “Purchase Agreement”) with Suite Hotels, LLC (the “Seller”), an affiliate of James F. Wirth, Chairman and Chief Executive Officer of the Trust, to purchase 51% of the partnership interests of Fort Worth/Dallas Suite Hospitality Partnership, an Arizona general partnership (the “Company”), upon the terms and conditions set forth in the Purchase Agreement.  The Company is in the hospitality business and operates a 168-suite hotel in the Fort Worth/Dallas area known as Hotel Trinity.  The Purchase Agreement was unanimously approved by independent trustees of the Trust.

As consideration for the purchase of the 51% of the partnership interests of the Company, the Trust agreed to pay to the Seller an aggregate purchase price of 51% of the book value of the Net Assets of the Company as of the January 31, 2014 (the “Purchase Price”).  The “Net Assets” means the total book value of the assets of the Company less any outstanding book value of all of the Company’s liabilities.  The Trust agreed to pay to the Seller at the Purchase Price the equivalent value of the Trust’s shares of beneficial interest, no par value per share (“Stock”), plus or minus any financial adjustments.  The number of the Trust’s shares of Stock to be issued to the Seller will be determined by dividing the Purchase Price by the average daily closing price of the Stock during the month of January 2014.  Prior to any required financial adjustments, the Trust expects to issue approximately 530,791 shares of Stock to the Seller for the purchase of the 51% of the partnership interests of the Company.

The parties to the Purchase Agreement made representations, warranties and covenants that are customary for such agreements.  The consummation of the transaction depends upon the satisfaction or waiver of a number of certain customary closing conditions and approvals.  In addition, the consummation of the transaction is subject to the approval of the Trust’s shareholders.

The transaction is expected to close in June 2014 but there can be no assurances that the transaction will be completed on the proposed terms or at all.  The Trust expects to hold its annual meeting of shareholders in June 2014 where the Trust’s shareholders will vote on the issuance of shares of Stock as consideration for the transaction.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety to the full and complete terms of such agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

In addition, in connection with the transaction described above, on March 24, 2014, the RRF Limited Partnership Agreement was amended to eliminate the requirement for the Trust to contribute its 51% of the partnership interests of the Company, when and if acquired, to RRF Limited Partnership in exchange of additional general partner interests in RRF Limited Partnership.  As of March 24, 2014, the Trust owned a 72.04% sole general partner interest in RRF Limited Partnership.  The foregoing description of the Second Amended and Restated RRF Limited Partnership Agreement is not complete and is qualified in its entirety to the full and complete terms of such agreement, which is attached as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2014, the Board of Trustees (the “Board”) of InnSuites Hospitality Trust (the “Trust”) expanded the size of the Board to seven trustees.  Lawrence Pelegrin, who has served as a trustee of the Trust since August 2005, has expressed his intention to potentially retire after another year of service as a trustee.  In light of Mr. Pelegrin’s potential retirement and the Board’s desire to benefit from additional expertise on the Board, on March 24, 2014, the Board appointed two additional trustees to the Board, effective immediately, and rebalanced the classes of trustees in an effort to accommodate Mr. Pelegrin’s retirement and to keep the classes of trustees approximately equal.

On March 24, 2014, effective immediately, the Board appointed Cynthia Ketcherside and Pamela Barnhill, President and Chief Operating Officer of the Trust, as trustees to the class of trustees whose terms expire at the 2014 annual meeting of shareholders (the “2014 Meeting”).  Ms. Barnhill was also appointed as Vice Chairperson of the Trust. In addition, on that same day, Mr. Pelegrin resigned from the class of trustees whose terms expire at the 2014 Meeting and was immediately appointed to the class of trustees whose terms expire at the 2015 annual meeting of shareholders.  The Board has determined that Mr. Pelegrin will continue to serve as an “audit committee financial expert.”  The Board has further determined Ms. Ketcherside to be an independent trustee and a committee member in accordance with the NYSE MKT’s listing standards.  James Wirth is our Chairman and Chief Executive Officer, and Ms. Barnhill is his daughter.  Neither Ms. Ketcherside nor Ms. Barnhill was selected as a director pursuant to any arrangement or understanding with any other person, and neither has any reportable transactions under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Ketcherside entered into a standard indemnification agreement that all trustees and executive officers of the Trust have previously entered into.  The agreement provides for indemnification against all liabilities and expenses reasonably incurred by a trustee or an officer in connection with the defense or disposition of any suit or other proceeding, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, because of his or her position at the Trust.  There is no indemnification for any matter as to which a trustee or an officer is adjudicated to have acted in bad faith, or with willful misconduct or reckless disregard of his or her duties, or gross negligence, or not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust.  The Trust may advance payments in connection with indemnification under the agreement. The level of indemnification is to the full extent of the net equity based on appraised and/or market value of the Trust.  A form of the agreement has previously been filed with the Securities and Exchange Commission.

Ms. Ketcherside will receive the Trust’s prorated standard compensation applicable to non-employee trustees, as described in the trustee compensation section of the Trust’s proxy statement for the 2013 annual meeting shareholders.

On March 24, 2014, in light of new appointments, the Board reconstituted the committees of the Board as follows:

Audit Committee: Mr. Pelegrin (Chairman), Leslie Kutasi, Steve Robson and Ms. Ketcherside

Governance and Nominating Committee: Mr. Kutasi (Chairman), Mr. Pelegrin and Mr. Robson

Compensation Committee: Mr. Robson (Chairman), Mr. Pelegrin and Mr. Kutasi

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.              Description

10.1                        Partnership Interests Purchase Agreement, dated March 24, 2014, by and between InnSuites Hospitality Trust and Suite Hotels, LLC

10.2                        Second Amended and Restated Agreement of Limited Partnership of RRF Limited Partnership, dated as of March 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Adam B. Remis

Adam B. Remis

Chief Financial Officer

 Date:  March 26, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Partnership Interests Purchase Agreement, dated March 24, 2014, by and between InnSuites Hospitality Trust and Suite Hotels, LLC

10.2	Second Amended and Restated Agreement of Limited Partnership of RRF Limited Partnership, dated as of March 24, 2014.